                               SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                             MGIC INVESTMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

          ---------------------------------------------------------------------

MGIC
INVESTMENT
CORPORATION

---------------------------

NOTICE
OF 2002
ANNUAL
MEETING
AND
PROXY
STATEMENT

---------------------------

2001
ANNUAL
REPORT
TO
SHAREHOLDERS

MGIC INVESTMENT CORPORATION

CURT S. CULVER
Chief Executive Officer

                                                                  March 18, 2002
Dear Shareholder:

     On behalf of the Board of Directors of MGIC Investment Corporation, it is my pleasure to invite you to attend the Annual Meeting of Shareholders to be held on Thursday, May 2, 2002, at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

     At the meeting, shareholders will be asked to elect four directors, to approve a new Stock Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for 2002. We will also report on our business.

     Your vote is important. Even if you plan to attend, to be sure that your shares are represented at the meeting, we encourage you to sign the enclosed card designating the proxies to vote your shares. Please read the Proxy Statement for more information about the matters to be considered at the meeting and the voting process.

     Our Annual Report to Shareholders follows the Proxy Statement in this booklet.

Sincerely,

/s/ CURT S. CULVER
Curt S. Culver
Chief Executive Officer

                          MGIC INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 2, 2002

To the Shareholders of
  MGIC Investment Corporation:

     The Annual Meeting of Shareholders of MGIC Investment Corporation, a Wisconsin corporation, will be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on May 2, 2002, at 9:00 a.m., to vote on the following matters:

          (1) Election of a class of four directors to serve a three-year term expiring at the 2005 Annual Meeting;

          (2) Approval of the 2002 Stock Incentive Plan;

          (3) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002; and

          (4) Any other matters that may be properly brought before the meeting.

     The Board of Directors has fixed the close of business on March 4, 2002, as the record date to determine the shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 18, 2002

                             YOUR VOTE IS IMPORTANT
        PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

   MGIC INVESTMENT CORPORATION P.O. BOX 488, MGIC PLAZA, MILWAUKEE, WI 53201
                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 18, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the "Company"), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 2, 2002, in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin.

VOTING MATTERS

RECORD DATE INFORMATION

     You are entitled to one vote for each share of Common Stock registered in your name in the Company's records on March 4, 2002. On that date, 106,190,909 shares of the Company's Common Stock were outstanding and entitled to vote.

VOTING BY PROXIES

     The enclosed proxy card is solicited by the Board of Directors of the Company. Your shares will be voted at the meeting by the named proxies in accordance with the choices you specify on the proxy card. If you sign and return a proxy card without giving specific choices, your shares will be voted as follows:

     FOR -- Election to the Board of the four individuals nominated by the Board of Directors;

     FOR -- Approval of the Company's 2002 Stock Incentive Plan;

     FOR -- Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2002; and

     On such other matters as properly come before the meeting, in the best judgment of the named proxies.

     If your shares are held in the name of a broker, bank or other nominee, you should be receiving with this Proxy Statement instructions from them on how you can vote your shares.

HOW TO REVOKE A PROXY

     You may revoke your proxy instructions at any time before your shares have been voted by advising the Secretary of the Company in writing or by signing and delivering a proxy card with a later date. If you attend the meeting, you may withdraw your proxy and vote shares registered in your name in person. If your shares are held in the name of a broker or other nominee you must follow their instructions on how to revoke your vote.

HOW VOTES ARE COUNTED

     A quorum is necessary to hold the meeting and will exist if a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting. Votes cast by proxy or in person at the meeting will be counted at the meeting by representatives of U.S. Bank, N.A., the transfer agent and registrar of the Company's Common Stock, which has been appointed by the Company to act as inspector of election for the meeting. Abstentions will be counted for purposes of determining the presence of a quorum, but do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of "votes cast."

     A "broker non-vote" occurs when a broker or other nominee does not have authority to vote on a particular matter without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-vote shares will be counted for purposes of determining the presence of a quorum, but will be disregarded in the calculation of "votes cast."

ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, follows this Proxy Statement. The Annual Report to Shareholders is a separate report and should not be considered a part of this Proxy Statement.

STOCK OWNERSHIP

     The following table gives information about shareholders who were beneficial owners of more than 5% of the Common Stock as of December 31, 2001, based on information filed with the Securities and Exchange Commission. The table also shows the Common Stock beneficially owned by each executive officer of the Company named in the Summary Compensation Table of this Proxy Statement, and by all directors and executive officers as a group (the "Group"). Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares, and information regarding persons in the Group is given as of February 15, 2002.

                                                              SHARES BENEFICIALLY   PERCENT
                            NAME                                     OWNED          OF CLASS
                            ----                              -------------------   --------
Legg Mason, Inc.
  100 Light Street
  Baltimore, Maryland 21202 (1).............................      14,665,831          13.8%
Janus Capital Corporation
  100 Fillmore Street
  Denver, Colorado 80206 (2)................................      11,733,010          11.0%
Curt S. Culver (3)..........................................         356,614             *
J. Michael Lauer (3)........................................         204,209             *
Lawrence J. Pierzchalski (3)................................         116,500             *
James S. MacLeod (3)........................................         118,456             *
Jeffrey H. Lane (3).........................................         110,060             *
All directors and executive officers as a group (17 persons)
  (3)(4)....................................................       1,132,472           1.1%

---------------
* Less than 1%

(1) Ownership information is as of December 31, 2001 and includes 9,562,921 shares as to which accounts managed by Legg Mason Funds Management, Inc., a registered investment adviser and subsidiary of Legg Mason, Inc., have shared voting and investment power. Legg Mason Value Trust, Inc., a registered investment company managed by Legg Mason Funds Management, Inc., manages 8,533,700 of such shares.

(2) Ownership information is as of December 31, 2001 and includes 7,006,360 shares beneficially owned by Janus Fund, a registered investment company as to which Janus Capital, a registered investment adviser, provides investment advice. Thomas H. Bailey, as Chairman, President and Chief Executive Officer of Janus Capital, may be deemed to have the power to vote or invest shares beneficially owned by individual and institutional clients as to which Janus Capital provides investment advice.

(3) Includes shares which the named executive officers had the right to acquire on, or within 60 days after, February 15, 2002, under stock options granted to executive officers as follows: Mr. Culver -- 322,800; Mr. Lauer -- 192,600; Mr. Pierzchalski -- 112,600; Mr. MacLeod -- 92,600; Mr. Lane -- 102,431; and the Group -- 907,981. Also includes shares held in the Company's Profit Sharing and Savings Plan and Trust as follows: Mr. Culver--7,984; Mr. MacLeod -- 15,847; and the Group -- 26,157. Also includes restricted shares awarded for 2001 listed in note (2) to the Summary Compensation Table over which the named executive officer has sole voting power but no investment power. Also includes shares for which voting and investment power are shared as follows: Mr. Lauer -- 2,400; and the Group -- 10,350. Excludes shares, beneficial ownership of which is disclaimed, which are held as custodian for children or owned by spouses or trusts as follows: Mr. Lauer -- 2,000; and the Group -- 66,000.

(4) Includes an aggregate of 26,337 share units held under the Deferred Compensation Plan over which there is neither investment nor voting power. See "Compensation of Directors -- Deferred Compensation Plan." Also includes an aggregate of 46,355 restricted shares held by the Group in addition to the shares referred to in note (3) above. The beneficial owners have sole voting power but no investment power over these shares.

ITEM 1 -- ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors of each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term. If a nominee for director is not available for election, the proxies will vote for another person proposed by the Board of Directors, or as an alternative, the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.

     Under the Company's Bylaws, written notice of nominations by shareholders for election to the Board must have been received by the Secretary no later than February 9, 2002. No notice of any such nominations was received. As a result, no other nominations for election to the Board of Directors may be made by shareholders at the Annual Meeting.

NOMINEES FOR DIRECTOR

     Four incumbent directors have been nominated by the Board of Directors for re-election to serve a three-year term of office ending at the time of the 2005 Annual Meeting:
                                  Mary K. Bush
                               David S. Engelman
                             Kenneth M. Jastrow, II
                               Daniel P. Kearney

     The principal occupation, business experience for at least the past five years and committee assignments of the nominees and the directors continuing in office are described below.

SHAREHOLDER VOTE REQUIRED

     Each nominee who receives a plurality of the votes cast at the meeting will be elected a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed and do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the votes cast.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE. PROXIES WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS.

                                                                                       SHARES
                                                                                    BENEFICIALLY
NOMINEES FOR DIRECTOR                                                                 OWNED(1)
TERM ENDING 2005                                                                    ------------
[Bush Photo]          MARY K. BUSH, 53, a Director since 1991, has been President of Bush & Company, an international financial advisory firm, since 1991. Ms. Bush was Managing Director and Chief
                      Operating Officer of the Federal Housing Finance Board, a
                      U.S. government agency, from 1989 to 1991, Vice
                      President-International Finance of the Federal National
                      Mortgage Association, a secondary mortgage institution, from
                      1988 to 1989, and served the President of the United States as a member of the Board of the International Monetary Fund from 1984 to 1988. She is a Director of Brady Corporation
                      and RJR Tobacco Holdings, Inc., a Trustee of Pioneer Funds
                      and a member of the Advisory Board of Washington Mutual
                      Investors Fund. Ms. Bush is Chairperson of the Audit
                      Committee of the Board of Directors.                              5,645(2)(3)

[Engelman Photo]      DAVID S. ENGELMAN, 64, a Director since 1993, has been
                      President and Chief Executive Officer, on an interim basis, of Fleetwood Enterprises, Inc., a manufacturer of
                      recreational vehicles and manufactured housing, since
                      February 2002. Mr. Engelman was a private investor for more than five years before then. He is a Director of Fleetwood
                      Enterprises, Inc., Quaker City Bancorp, Inc. and its banking subsidiary Quaker City Bank. Mr. Engelman is a member of the
                      Risk Management and Securities Investment Committees of the
                      Board of Directors.                                              10,760(2)(3)(4)

[Jastrow Photo]       KENNETH M. JASTROW, II, 54, a Director since 1994, has been
                      Chairman and Chief Executive Officer of Temple-Inland Inc.,
                      a holding company with interests in paper, forest products and financial services, since January 2000. He served as
                      President and Chief Operating Officer of Temple-Inland Inc.
                      from 1998 to 2000 and held senior executive positions with that company and its subsidiaries for more than five years before then. Mr. Jastrow is a member of the Management
                      Development Committee of the Board of Directors.                 12,854(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
[Kearney Photo]       DANIEL P. KEARNEY, 62, a Director since 1999, is a business consultant and private investor. Mr. Kearney served as
                      Executive Vice President and Chief Investment Officer of
                      Aetna, Inc., a provider of health and retirement benefit
                      plans and financial services, from 1991 to 1998. He was
                      President and Chief Executive Officer of the Resolution
                      Trust Corporation Oversight Board from 1990 to 1991, a
                      principal of Aldrich, Eastman & Waltch, Inc., a pension fund advisor, from 1988 to 1989, and a managing director at
                      Salomon Brothers Inc, an investment banking firm, from 1977 to 1988. He is a Director of Fiserv, Inc., Great Lakes REIT
                      and MBIA, Inc. Mr. Kearney is a member of the Audit and
                      Securities Investment Committees of the Board of Directors.       7,214(3)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2004

[Abbott Photo]        JAMES A. ABBOTT, 62, a Director since 1989, has been
                      Chairman and a principal of American Security Mortgage
                      Corp., a mortgage banking firm, since June 1999. He served as President and Chief Executive Officer of First Union
                      Mortgage Corporation, a mortgage banking company, from
                      January 1980 to December 1994. Mr. Abbott is a member of the
                      Risk Management Committee of the Board of Directors.             12,355(2)(3)

[Hagerty Photo]       THOMAS M. HAGERTY, 39, a Director since 2001, has been a
                      managing director with Thomas H. Lee Company, a private
                      investment firm, since 1992 and has been with the firm since
                      1988. Mr. Hagerty previously was in the Mergers and
                      Acquisitions Department of Morgan Stanley & Co.
                      Incorporated. He is a director of ARC Holdings, Conseco
                      Inc., Cott Corporation, Metris Companies and Syratech
                      Corporation. Mr. Hagerty is a member of the Securities
                      Investment Committee of the Board of Directors.                     252(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[Lehman Photo]        MICHAEL E. LEHMAN, 51, a Director since 2001, has been an
                      Executive Vice President and Chief Financial Officer of Sun
                      Microsystems, Inc., a provider of computer systems and
                      professional support services, since July 2000. Mr. Lehman held senior executive positions with Sun Microsystems, Inc.
                      for more than five years before then. Mr. Lehman is a member
                      of the Audit Committee of the Board of the Directors.             2,629(3)(4)

[Lubar Photo]         SHELDON B. LUBAR, 72, a Director since 1991, has been
                      Chairman of Lubar & Co. Incorporated, a private investment and management firm, since 1977. Mr. Lubar is a Director of
                      C2, Inc., Grant-Prideco, Inc., Jefferies & Co.,
                      Massachusetts Mutual Life Insurance Co., U.S. Bancorp and
                      Weatherford International, Inc. Mr. Lubar is Chairman of the
                      Management Development Committee of the Board of Directors
                      and a member of the Executive Committee.                         42,811(2)(3)(5)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2003

[Case Photo]          KARL E. CASE, 55, a Director since 1991, is the Katharine
                      Coman and A. Barton Hepburn Professor of Economics at
                      Wellesley College where he has taught since 1976. Dr. Case has been Visiting Scholar at the Federal Reserve Bank of
                      Boston since 1985 and a lecturer on economics and tax policy in the International Tax Program at the Harvard Law School
                      since 1980. He is a Director of Century Bank & Trust, the
                      Lincoln Institute of Land Policy and the New England
                      Economic Project, Inc. Dr. Case is Chairman of the Risk
                      Management Committee of the Board of Directors.                   9,492(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------

[Culver Photo]        CURT S. CULVER, 49, a Director since 1999, has been Chief
                      Executive Officer of the Company since January 2000. Mr.
                      Culver has been President of the Company and Chief Executive
                      Officer of Mortgage Guaranty Insurance Corporation ("MGIC")
                      since January 1999, President of MGIC since May 1996, and
                      held senior executive positions with MGIC for more than five years before then. Mr. Culver is Chairman of the Executive
                      Committee of the Board of Directors.                            356,614(6)

[McIntosh Photo]      WILLIAM A. MCINTOSH, 62, a Director since 1996, is a
                      financial consultant and has been adjunct professor of
                      finance at Howard University, Washington, D.C. since August
                      1998. Mr. McIntosh served as an adjunct faculty member of
                      Wellesley College from January through May 2000. He was an executive committee member and a managing director at
                      Salomon Brothers Inc, an investment banking firm, when he
                      retired in 1995 after 35 years of service. He is a Director of Mason Street Funds, Inc. Mr. McIntosh is Chairman of the
                      Securities Investment Committee of the Board of Directors.       10,185(2)(3)

[Muma Photo]          LESLIE M. MUMA, 57, a Director since 1995, has been Chief
                      Executive Officer of Fiserv, Inc., a financial industry
                      automation products and services firm, since March 1999. Mr.
                      Muma has been President of Fiserv since 1984. Mr. Muma is a member of the Executive and Management Development
                      Committees of the Board of Directors.                            19,510(2)(3)

---------------

(1) Ownership information is for shares of Common Stock as of February 15, 2002 and for non-employee directors includes share units held under the Deferred Compensation Plan. See "Compensation of Directors -- Deferred Compensation Plan." Unless otherwise noted, all directors have sole voting and investment power with respect to the shares. Common Stock beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2) Includes 2,000 shares held under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The directors have sole voting power and no investment power over these shares.

(3) Includes shares held under the Deposit Share Program for Non-Employee Directors under the Company's 1991 Stock Incentive Plan as follows: Mr.
Abbott -- 3,182; Ms. Bush -- 3,301; Dr. Case -- 3,198; Mr. Engelman -- 3,139;
Mr. Jastrow -- 3,293; Mr. Kearney -- 1,958; Mr. Lubar -- 3,366; Mr.
McIntosh -- 3,297; and Mr. Muma -- 3,181. Directors have sole voting power and no investment power over these shares. Also includes share units, over which the directors have neither voting nor investment power, as follows: Dr.
Case -- 1,553; Mr. Jastrow -- 6,178; Mr. Hagerty -- 252; Mr. Kearney -- 1,534;
Mr. Lehman -- 129; Mr. Lubar -- 11,839; and Mr. Muma -- 4,852.

(4) Includes shares for which voting and investment power are shared as follows:
Mr. Engelman -- 5,450; and Mr. Lehman -- 2,500.

(5) Excludes 4,000 shares owned by a trust of which Mr. Lubar's wife is a co-trustee; 12,000 shares owned by Mr. Lubar's wife; and an aggregate of 48,000 shares owned by Mr. Lubar's four adult children. Mr. Lubar disclaims beneficial ownership of all these shares.

(6) Includes 322,800 shares which Mr. Culver had the vested right to acquire as of February 15, 2002, or which become vested within sixty days thereafter pursuant to options granted under the Company's 1991 Stock Incentive Plan; 7,984 shares held in the Company's Profit Sharing and Savings Plan and Trust; and 11,090 restricted shares over which Mr. Culver has sole voting power but no investment power.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five times during 2001. Each incumbent director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held while he or she was a director. The committees of the Board of Directors include the Audit Committee and the Management Development Committee.

AUDIT COMMITTEE

     The members of the Audit Committee are Ms. Bush, Mr. Kearney and Mr. Lehman. The Audit Committee held five meetings during 2001. The Board determined that the members of the Audit Committee are independent as that term is used in the rules of the New York Stock Exchange pertaining to audit committees.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in carrying out the Board's oversight responsibilities in connection with the Company's accounting policies and financial reporting practices, internal controls and the audit process. The Audit Committee believes that, as provided in the Audit Committee's Charter, the ultimate responsibility for the fairness of the Company's financial statements rests with the Company's management. The Committee also believes, and the Charter also provides, that the independent accountants are intended to be the primary check on management's performance in this regard. The Charter was included with the Proxy Statement for the 2001 Annual Meeting and has not changed.

     The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent accountants, the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from PwC the written disclosures required by the Independence Standards Board's Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PwC their independence from the Company and its management. None of the officers of the Company having responsibility for finance or accounting matters is a former partner or employee of PwC.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which is to be filed with the Securities and Exchange Commission. These are the same financial statements that appear in the Company's Annual Report to Shareholders.

    MEMBERS OF THE AUDIT COMMITTEE:

    Mary K. Bush, Chairperson
     Daniel P. Kearney
     Michael E. Lehman (beginning July 2001)

AUDIT AND OTHER FEES

     During the year ended December 31, 2001, PwC billed the Company fees for services of the following types:

Audit Fees..................   $412,000
All Other Fees..............   $383,197

     "Audit Fees" includes PwC's review of the Company's quarterly financial statements. "All Other Fees" does not include services for designing or implementing hardware or software systems underlying the financial statements or generating information that is significant to the Company's financial statements taken as a whole. There were no such fees for 2001. The Audit Committee considered whether the services included within "All Other Fees" were compatible with maintaining PwC's independence and concluded they were.

MANAGEMENT DEVELOPMENT COMMITTEE

     The members of the Management Development Committee are Messrs. Jastrow, Lubar and Muma. The Management Development Committee held four meetings during 2001. This Committee oversees the compensation program for the Company's senior management, administers the Company's stock incentive plan and recommends to the Board candidates to fill senior management positions and vacancies on the Board of Directors and committees.

     The Management Development Committee will consider nominees to the Board of Directors who are recommended by shareholders. Recommendations must be submitted in writing to the Committee, in care of the Secretary of the Company, by December 1 of the year preceding the applicable Annual Meeting of Shareholders and must include a description of the proposed nominee's qualifications, background information and his or her consent to serve as a director.

COMPENSATION OF DIRECTORS

     Annual and Meeting Fees: Directors who are employees of the Company or any of its subsidiaries are not compensated for their service on the Board. Directors who are not employees of the Company receive an annual fee for their services of $24,000, plus $2,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended other than in connection with a Board of Directors meeting. A director who also serves as chairperson of a Board committee receives an additional $2,000 annual fee. The Company reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.

     Deferred Compensation Plan: Under the Company's Deferred Compensation Plan for Non-Employee Directors, an eligible director may elect to defer payment of all or part of the annual and meeting fees until the director's death, disability, termination of service as a director or to another date specified by the director. A director who participates in this plan may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or translated on a quarterly basis into share units. Each share unit is equal in value to a share of the Company's Common Stock and is ultimately distributed in cash only. If a director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on the Company's Common Stock. Mr. Culver, because of his employment by the Company, is not eligible to participate in this plan.

     Deposit Share Program: Under the Deposit Share Program as in effect in 2001, an eligible director may deposit up to 100% of the annual and meeting fees for the preceding year. The funds are used to purchase shares of Common Stock at fair market value which are then deposited with the Company. The Company matches each share deposited with one and one-half shares of restricted Common Stock ("Restricted Stock"). A director who had deferred annual and meeting fees during the preceding year into share units (see "Deferred Compensation Plan" above) may reduce the amount that would otherwise be required to be deposited to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred is treated as if shares had been purchased and deposited and one and one-half shares of Restricted Stock are awarded for each such share.

     The Restricted Stock generally vests on the third anniversary of the award unless a director chooses an extended vesting date. Except for gifts to family members, the shares may not be transferred prior to vesting. If the shares have not vested when a director's service on the Board of Directors ends, they will be forfeited unless service as a director ends on account of the director's death or certain events specified in the agreement relating to the Restricted Stock or the Management Development Committee waives the forfeiture. If a director chooses an extended vesting date, forfeiture will not occur due to the director's leaving the Board on or after the third anniversary of the award unless the director voluntarily left the Board or voluntarily did not stand for re-election. All of the director's shares of Restricted Stock vest on death. The shares of Restricted Stock will immediately become vested upon a change in control of the Company, as defined by the agreement relating to the Restricted Stock. The Board has authority to modify the Deposit Share Program. Mr. Culver is not eligible to participate in it.

     Former Restricted Stock Plan: Non-employee directors elected to the Board of Directors before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under the Company's 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director of the Company by reason of death, disability or retirement, as defined by the agreement relating to the shares, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator. In 1997, the Board decided that no new awards of Common Stock will be made under the plan.

REPORT OF THE MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Management Development Committee ("Committee") of the Board of Directors submits this report on the compensation of the Company's senior management.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program is designed to attract, retain, motivate and reward high-quality professionals. The Committee's approach to executive compensation emphasizes pay for performance over fixed salary, plus compensation linked to shareholder value in the form of stock options and restricted stock. The principal objectives of the program are to:

     - link executive compensation to Company performance;

     - align the interests of management and shareholders by providing a substantial portion of an executive's compensation opportunity in the form of Company stock; and

     - maintain competitive pay levels to attract and retain high-quality executives.

     The key components of the Company's executive compensation program are base salary, annual performance bonus (a portion of which in recent years has been paid in restricted stock) and stock options. The Committee reviews compensation levels of the Company's executives each year, using compensation survey data prepared by independent consultants. The Committee believes that the Company's peer group for executive talent is not limited to the companies included in the Standard & Poor's industry index used for the performance graph comparison of shareholder return. Therefore, the compensation survey data obtained by the Committee cover a variety of publicly-traded financial guaranty and insurance companies.

BASE SALARY

     The Committee reviews the salary ranges and base salaries of the senior executives each January, comparing the compensation levels of the Company's executives to comparable positions in the companies represented in the survey data. Salary ranges of the Company's senior executives are targeted at the median compensation levels for comparable positions within the comparative group of companies. The decision to set salary range midpoints at the 50th percentile of competitive pay levels reflects the Committee's belief that a substantial portion of the senior executives' annual pay should be linked to the Company's performance and increases in shareholder value.

     Mr. Culver's compensation is addressed under "Compensation of the Chief Executive Officer" below. For 2001, the Committee increased the salary range midpoints of the other senior executives by 3.6%, representing the average salary range movement reflected in the compensation survey data, and increased the salaries of those executives who were below their adjusted salary midpoints to approximate the new midpoint of their respective positions. The salaries shown for the named officers in the Summary Compensation Table which follows this report reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments, which became effective in April 2001.

ANNUAL PERFORMANCE BONUS

     Annual bonuses are awarded to senior executives based upon Company and individual performance. Under the executive compensation program, the Company's net income must exceed a threshold amount before any bonuses can be paid and must equal or exceed a net income target in order for senior executives to be eligible for maximum bonus awards. The Committee establishes the net income threshold and net income target in January of each year based on an assessment of the business environment and the Company's financial plan for that year. For 2001, the Committee set the target at an amount equal to the net income projected in the Company's 2001 financial plan and set as the threshold an amount equal to the Company's actual earnings for the prior year, exclusive of capital gains.

     The Committee established five tiers applicable to bonus opportunities, with maximums ranging from 60% to 200% of base salary in effect at the time of bonus award. For 2001, an executive could elect to receive up to one-third of his or her bonus in the form of shares of restricted stock with an equivalent market value. If restricted stock was elected, the Company awarded one and one-half matching shares for each restricted shared elected. The balance of the annual bonus was paid in cash. Ownership of the restricted shares for up to one-third of the bonus vests one year from the date of award. Ownership of the matching restricted shares vests three years from the date of the award.

     The maximum bonus level for each senior executive was determined by the Committee in January 2001, based upon Mr. Culver's recommendations. Mr. Culver's recommendations generally reflected his subjective judgment as to the ability of each senior executive to influence the Company's competitiveness and profitability. Actual bonus amounts paid to the senior executives were decided in January 2002, when Mr. Culver recommended bonus awards for the other senior executives based upon, in general, his subjective evaluation of each executive's performance during the year and contributions to the Company's success. The Committee approved the suggested bonus amounts without change.

STOCK OPTIONS

     The award of stock options to senior executives is designed to link the interests of management with the interests of other shareholders in the Company's long-term success. Under the Company's stock incentive plan, stock options are granted at the market value on the date of grant. As a result, senior executives will realize a gain from the options only if the price of the Company's Common Stock increases in the future.

     The Committee currently awards stock options to senior executives on an annual basis. The options awarded in 1994, 1997 and 2000 provided for vesting during the first five years after the grant based on achievement of corporate performance goals established by the Committee. Any portion of these options that had not vested by the fifth anniversary of the grant, vested on the ninth anniversary of the grant if the executive was still employed at that time. The performance goal for options awarded in 1994, 1997 and 2000 was based on a five-year aggregate earnings target. The options granted in 2001 vest over a five-year period on the basis of continuing employment. The number of options granted in 2001 was generally about one-half of the performance-based options granted in 2000. The number of options granted is within the discretion of the Committee. Information on the stock option grants during 2001 to Mr. Culver and the other named executive officers is set forth in the table under "Executive Compensation -- Option Grants in 2001."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Culver's base salary was adjusted by the Committee in January 2001 to $550,000, an amount slightly below the salary range midpoint for the Chief Executive Officer position, which represents an increase of 15.8% in recognition of the Company's performance in 2000 and the fact that Mr. Culver's salary had been significantly below his salary range midpoint.

     For 2001, the Committee assigned Mr. Culver to the bonus tier with the highest bonus opportunity, 200% of his base salary. The Committee's decision to assign Mr. Culver to this bonus category was based on a subjective evaluation of his ability to influence the Company's profitability and reflected the Committee's desire to make Mr. Culver's performance bonus competitive with bonus opportunities available to CEOs in the peer group of companies reflected in the compensation survey data. In January 2002, in acknowledgement of the Company's results for 2001 (including its net income, return on equity and growth in primary insurance in force), and based upon the Committee's subjective evaluation of Mr. Culver's performance and Mr. Culver's request that his bonus be below his highest bonus opportunity, the Committee awarded Mr. Culver a performance bonus of $850,000, an amount equal to 155% of his base salary. Two-thirds of the bonus, or $566,983, was paid in cash, and pursuant to Mr. Culver's election to receive one-third of his bonus in restricted stock (as described under "Annual Performance Bonus" above), Mr. Culver was awarded 4,436 shares of restricted Company stock, representing one-third of his bonus and 6,654 additional restricted shares representing the matching shares awarded on account of Mr. Culver's election. All of the restricted stock was valued at the then current market price ($63.80) per share. The shares representing one-third of Mr. Culver's bonus will vest in one year and the remaining shares will vest in three years.

     Mr. Culver was granted 75,000 stock options in January 2001. The options have a term of ten years and vest at a rate of 20% each year over the next five years (subject to acceleration under certain circumstances) based on continued employment. The options are exercisable at $57.88 per share, the closing price of the Common Stock on the New York Stock Exchange on the date of the grant.

TAX DEDUCTIBILITY LIMIT

     Under the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the executive officers named in the Summary Compensation Table for that year is not deductible. The Committee believes that the effect of such compensation on income tax expense for 2001 was not material and that the effect of such compensation awarded for 2001 on future income tax expense will not be material. The Committee believes it is in the Company's interest to preserve flexibility to pay compensation that will not qualify for the income tax deduction because it is based on subjective factors.

    MEMBERS OF THE MANAGEMENT DEVELOPMENT COMMITTEE:

    Sheldon B. Lubar, Chairman
     Kenneth M. Jastrow, II
     Leslie M. Muma (beginning July 2001)

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index (the peer group index which has included the Company since November, 1998). The graph assumes $100 was invested on December 31, 1996, in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Insurance (Property-Casualty) Index, and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------
                                                        1997    1998    1999    2000    2001
------------------------------------------------------------------------------------------------
  S&P 500                                               133     171     207     189     166
------------------------------------------------------------------------------------------------
  S&P 500 Insurance (Property-Casualty)                 143     130      94     149     138
------------------------------------------------------------------------------------------------
  MGIC Investment Corporation                           175     105     159     179     164
------------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

     The following tables provide information concerning compensation, stock option awards and aggregated stock option exercises as they relate to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or of its principal subsidiary, Mortgage Guaranty Insurance Corporation ("MGIC") in 2001. The Company's retirement benefits are also described below.

SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                    -----------------------------------   -------------------------
                                                                          RESTRICTED    SECURITIES
                                                           OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                                           COMPENSATION     AWARDS        STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION YEAR    SALARY($)   BONUS($)      ($)(1)        ($)(2)      OPTIONS(#)       ($)(3)
--------------------------- ----    ---------   --------   ------------   ----------    ----------    ------------
Curt S. Culver              2001     532,697    566,983      -0-           707,542        75,000         59,008
  President and Chief       2000     463,482    633,339       1,230        316,661       150,000         59,105
  Executive Officer         1999     419,252    566,678         766        283,322       175,000         62,052
J. Michael Lauer            2001     287,697    222,488      -0-           277,530        25,000         28,715
  Executive Vice President  2000     277,710    280,046         979        139,954        50,000         28,974
  and Chief Financial       1999     267,585    270,009         820        135,000        25,000         28,485
  Officer
Lawrence J. Pierzchalski    2001     256,538    199,472      -0-           248,820        25,000         32,749
  Executive Vice President- 2000     243,846    245,026         417        122,474        50,000         33,621
  Risk Management           1999     238,789    240,029         360        119,971        25,000         33,122
James S. MacLeod            2001     251,077    228,748      -0-           161,223        25,000         53,082
  Executive Vice President- 2000     235,692    238,057         475        118,943        50,000         53,120
  Field Operations          1999     226,061    182,442         391         91,158        25,000         52,657
Jeffrey H. Lane             2001     217,692    176,147      -0-           219,600        25,000         10,100
  Senior Vice President and 2000     208,846    210,006         917        104,994        37,500         10,100
  General Counsel           1999     202,577    164,007         718         81,993        20,000          9,600

---------------

(1) The amounts shown in this column for 2000 and 1999 represent reimbursements for the payment of taxes related to income imputed in connection with the Supplemental Executive Retirement Plan referred to below. Other Annual Compensation for the years shown in the table does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the disclosure threshold of the rules of the Securities and Exchange Commission.

(2) For 2001, the amounts shown in this column are the New York Stock Exchange closing price on the date of the award of $63.80, multiplied by the number of shares as follows: Mr. Culver -- 11,090; Mr. Lauer -- 4,350; Mr. Pierzchalski -- 3,900; Mr. MacLeod -- 2,527; and Mr. Lane -- 3,442. For 2000 and 1999, the amounts shown are the New York Stock Exchange closing price on the date of award multiplied by the number of shares. At December 31,2001, the number of restricted shares held and their value based on the year-end closing price of the Common Stock on the New York Stock Exchange was as follows: Mr. Culver -- 5,471, $337,670; Mr. Lauer -- 2,418, $149,239; Mr.
    Pierzchalski -- 2,116, $130,600; Mr. MacLeod -- 2,055, $126,835; and Mr.
    Lane -- 1,814, $111,960. For 2001, 40% of the shares vest on the first anniversary of the award and the remainder vest on the third anniversary. For 2000 and 1999, all shares vested on the first anniversary of the award. Dividends are paid on the restricted shares.

(3) The 2001 amounts included in All Other Compensation consist of:

                                                                                  VALUE OF SPLIT
                                                   PROFIT          MATCHING           DOLLAR
                                                   SHARING          401(K)        LIFE INSURANCE      TOTAL OTHER
NAME                                            CONTRIBUTIONS    CONTRIBUTIONS     PREMIUMS(A)      COMPENSATION(B)
----                                            -------------    -------------    --------------    ---------------
Curt S. Culver                                     $8,500           $1,600           $46,441            $59,008
J. Michael Lauer                                    8,500            1,600            18,615             28,715
Lawrence J. Pierzchalski                            8,500            1,600            22,649             32,749
James S. MacLeod                                    8,500            1,600            42,982             53,082
Jeffrey H. Lane                                     8,500            1,600               -0-             10,100

---------------

(a) The amount shown represents the full dollar amount paid by or on behalf of MGIC for the whole life portion of the split-dollar life insurance. The premium attributed to the term portion of such insurance was paid by the named executive officers. MGIC will be reimbursed for premiums paid upon the officer's termination of employment.

(b) Includes supplemental long term disability insurance premiums paid on behalf of Mr. Culver of $2,467.

--------------------------------------------------------------------------------

OPTION GRANTS IN 2001

                                                        INDIVIDUAL GRANTS(1)
                                      --------------------------------------------------------
                                       NUMBER OF     % OF TOTAL
                                      SECURITIES      OPTIONS
                                      UNDERLYING     GRANTED TO                                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION     PRESENT
NAME                                  GRANTED(#)    FISCAL YEAR      ($/SHARE)         DATE      VALUE($)(2)
----                                  ----------    ------------   --------------   ----------   -----------
Curt S. Culver                          75,000         14.05           57.880       01/24/2011    1,831,875
J. Michael Lauer                        25,000          4.68           57.880       01/24/2011      610,625
Lawrence J. Pierzchalski                25,000          4.68           57.880       01/24/2011      610,625
James S. MacLeod                        25,000          4.68           57.880       01/24/2011      610,625
Jeffrey H. Lane                         25,000          4.68           57.880       01/24/2011      610,625

---------------

(1) The options have a term of ten years and vest on each of the next five anniversaries of the January 24, 2001 grant date (subject to acceleration under certain circumstances) based on continued employment.

(2) Grant date present values were determined under the Black Scholes option pricing model using the following assumptions: expected stock price volatility of 39.60%; all options are exercised at the end of the fifth year of the option term; a dividend yield of 0.16%; and a risk-free rate of return of 5.12%, which was the yield on a U.S. Treasury Strip with a maturity equal to the term of the grant. No adjustments are made for risk of forfeiture or non-transferability. Determining the grant date present value by use of this model is permitted by rules of the Securities and Exchange Commission; however, use of this model does not constitute an endorsement or an acknowledgement that such model can accurately determine the value of options. The actual value realized from an option will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                             DECEMBER 31, 2001          AT DECEMBER 31, 2001(2)
                          SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                            ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                      DURING 2001(#)     ($)(1)         (#)            (#)            ($)            ($)
----                      ---------------   --------    -----------   -------------   -----------   -------------
Curt S. Culver                 40,000       2,073,232     320,600        279,400       7,814,101      3,947,212
J. Michael Lauer              -0-              -0-        171,940         88,060       5,843,429      1,171,458
Lawrence J. Pierzchalski       25,000       1,134,379     104,940         88,060       2,755,064      1,171,458
James S. MacLeod               40,000       1,934,440      91,940         88,060       2,155,829      1,171,458
Jeffrey H. Lane               -0-              -0-         89,455         73,045       2,215,351        914,337

---------------

(1) Value realized is the market value at the close of business on the date immediately preceding the date of exercise less the exercise price.

(2) Value is based on the closing price of $61.72 for the Common Stock on the New York Stock Exchange at year-end 2001, less the exercise price.

--------------------------------------------------------------------------------

PENSION PLAN

     The Company maintains a Pension Plan for the benefit of substantially all employees of the Company and maintains a Supplemental Executive Retirement Plan (the "Supplemental Plan") for designated employees, including executive officers. The Supplemental Plan provides benefits that cannot be provided by the Pension Plan because of limitations in the Internal Revenue Code on benefits that can be provided by a qualified pension plan, such as the Company's Pension Plan.

     Under the Pension Plan and the Supplemental Plan taken together, each executive officer named above earns an annual pension credit for each year of employment equal to 2% of the officer's eligible cash compensation for that year. At retirement, in general, the annual pension credits are added together to determine the employee's accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee's average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

     Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The estimated annual benefits payable upon retirement at age 62 to Messrs. Culver, Lauer, Pierzchalski, MacLeod and Lane under the Pension Plan and the Supplemental Plan taken together, based on pension benefits earned through December 31, 2001 and an annual compensation increase of 3%, are $519,299, $152,454, $262,751, $182,258 and $163,561, respectively.

CHANGE OF CONTROL AGREEMENTS

     Each of Messrs. Culver, Lauer, Pierzchalski, MacLeod and Lane is a party to a Key Executive Employment and Severance Agreement with the Company (a "KEESA"). If a change in control of the Company occurs and the executive's employment is terminated within three years after the change in control (this three-year period is referred to as the "employment period"), other than for cause or disability, or if the executive terminates his employment for good reason, the executive is entitled to a lump sum termination payment equal to twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions. If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced. The executive is also entitled to certain other benefits and the continuation of medical and other specified employee benefits during the remainder of the employment period. The KEESA provides that all unvested stock options and restricted stock become fully vested at the date of the change in control. If the excise tax under Section 280G of the Internal Revenue Code would apply to the benefits provided under the KEESA, the executive is entitled to receive a payment so that he is placed in the same position as if the excise tax did not apply.

     While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefits.

     The terms "change in control of the Company," "cause," "disability" and "good reason" are defined in the KEESA. The Company has entered into the same or similar agreements with 43 other officers.

OTHER INFORMATION

     Two representatives of The Northwestern Mutual Life Insurance Company ("Northwestern Mutual") served as directors of the Company during 2001 until the Company's annual meeting held in May 2001. The Company has an agreement with a subsidiary of Northwestern Mutual (the "NML subsidiary") pursuant to which the NML subsidiary was retained to manage specified accounts in the Company's long-term investment portfolio, and to provide accounting and reporting services to the Company. The agreement may be canceled by the Company upon 90 days prior written notice and by the NML subsidiary upon 180 days prior written notice. The Company paid the NML subsidiary $1,148,710 in fees during 2001 under the agreement. The Company believes the terms of the agreement are no less favorable to the Company than could have been obtained from an unaffiliated third party.

     During 2001, MGIC purchased disability coverage for its employees from Northwestern Mutual and MGIC paid Northwestern Mutual an aggregate of $291,683 in premiums for such coverage. Also during 2001, MGIC paid an aggregate of $225,151 to Northwestern Mutual in split-dollar life insurance premiums for the whole life portion of the life insurance coverage issued by Northwestern Mutual on Messrs. Culver, Lauer, Pierzchalski and MacLeod and three other employees pursuant to a split-dollar collateral assignment program. In each case, the premiums paid were determined by Northwestern Mutual's published rates and the split-dollar life insurance premiums will be repaid to MGIC upon the termination of employment of each insured person.

     During 2001, MGIC and other subsidiaries of the Company provided mortgage insurance and other services to, or received services from, unaffiliated companies of which certain non-employee directors were executive officers, directors or 10% or greater equity owners. These transactions were made in the ordinary course of business and are not considered material to the Company. Similar transactions are expected in 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock (other than certain investment advisers with respect to shares held for third parties), to file reports of their beneficial ownership of Company stock and changes in stock ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon copies of the reports furnished to the Company and statements by the executive officers, directors and greater than ten percent beneficial owners subject to
Section 16(a), the Company believes that all Section 16(a) forms were timely filed in 2001.

ITEM 2 -- APPROVAL OF THE MGIC INVESTMENT CORPORATION 2002 STOCK INCENTIVE PLAN

INTRODUCTION

     The Board of Directors has approved and recommended for shareholder approval the MGIC Investment Corporation 2002 Stock Incentive Plan (the "Plan"). The material features of the Plan are summarized below. The summary does not change the actual terms of the Plan, which is included as Exhibit A to this Proxy Statement.

     The purpose of the Plan is to provide the benefits of additional incentive inherent in ownership of the Company's Common Stock by executive officers, other key employees of the Company and non-employee directors, who are viewed by the Company as important to the Company's success. The Plan helps the Company to compete with other organizations in obtaining and retaining the services of these persons. The persons who are eligible to receive awards under the Plan as described above are referred to as "eligible individuals" and the persons to whom awards are made under the Plan are referred to as "participants." A "non-employee director" is a director of the Company who is not an employee of the Company or any affiliate and is not a representative of a particular holder of the Company's securities.

     The maximum number of shares of Common Stock which may be issued under the Plan is 10,000,000 shares plus an additional amount of shares that is the total of two components. The first component is the number of shares covered by awards under the Company's 1991 Stock Incentive Plan that were outstanding on March 1, 2002 but are subsequently forfeited. During the three years ended December 31, 2001, 88,982 shares covered by awards under this plan were forfeited. The second component is the number of shares that must be purchased at a purchase price of not less than the fair market value of the shares as a condition to the award of restricted stock under the Plan. While the Common Stock is listed on an exchange, fair market value is the last reported sale price on the exchange. Shares issued under the Plan that are subsequently forfeited will not count against the limit on the maximum number of shares that may be issued under the Plan.

     The Plan provides for the award of stock options ("options"), stock appreciation rights ("SARs"), restricted stock and restricted stock units. Each type of award is described briefly below and they are referred to together as "awards." No award may be granted after May 2, 2012.

     On March 4, 2002, the last reported sale price of the Common Stock on the New York Stock Exchange was $69.03. There are currently about 125 eligible individuals, of whom 11 are non-employee directors.

ADMINISTRATION

     The Plan is administered by a Committee of the Board. The Plan provides that each member of the Committee must be an "outside director" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Among other functions, the Committee has power (a) to select the participants from among the eligible individuals, (b) to determine the number of shares covered by awards, and (c) within the limits of the Plan, to set the terms of awards. The Plan authorizes the Committee to delegate its functions to any one or more of its members.

OPTIONS AND SARS

     An option is the right to purchase a specified number of shares of Common Stock at a specified exercise price. An SAR is the right to receive, in cash or shares with equivalent value, the difference between the fair market value of a specified number of shares of Common Stock and a specified exercise price. The exercise price per share of Common Stock subject to an option or an SAR will be determined by the Committee. However, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the award is made.

     The term of an option or SAR will be determined by the Committee, but may not be more than ten years. Options and SARs will vest on such conditions as are determined by the Committee. Vesting means that an option or SAR may be exercised by the participant. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or the achievement of performance goals set by the Committee. The vesting of options that would vest at a later date if the participant remained with the Company may be accelerated to an earlier date if performance goals are satisfied.

     Options are exercised by payment in full of the exercise price, which may be paid in cash or by delivery of shares of Common Stock owned by the participant having a fair market value equal to the exercise price or by a combination of cash and shares. Options may also be exercised through sale of the shares received on exercise with sufficient proceeds from the sale remitted to the Company to pay the exercise price. While not required by the terms of the Plan, it is anticipated awards will generally provide that options and SARs that have not vested terminate upon termination of the participant's employment, other than by reason of death. In the case of death, it is anticipated that awards will provide options and SARs will become fully vested.

     Options may be "incentive stock options" under the Code ("ISOs") or options that are not ISOs. No more than 10,000,000 shares may be issued under options that are ISOs.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     Restricted stock is Common Stock that is not freely transferable to the participant until specified restrictions lapse or specified conditions are met. In this description, these restrictions and conditions are referred to together as restrictions. A restricted stock unit is the right to receive stock in the future, which right is subject to restrictions. The Plan authorizes the issuance of up to a total of 1,000,000 shares of restricted stock and stock issued under restricted stock units. Restricted stock that is forfeited will not count against the limit on the maximum number of restricted shares.

     Restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose. In addition to restrictions, the Committee may condition an award of restricted stock on the participant's purchasing shares of Common Stock and retaining the shares for a period specified by the Committee. While not required by the terms of the Plan, it is anticipated awards will generally provide that, upon termination of a participant's employment during the applicable restriction period for any reason other than death, all shares of restricted stock and all restricted stock units still subject to restriction will be forfeited. Upon death of a participant, it is anticipated that the award will provide that the restrictions still in effect will immediately lapse and the person entitled to receive such shares under law will take them free and clear of any restriction. The Committee has authority, in its discretion, to waive in whole or in part, any restrictions with respect to shares of restricted stock or restricted stock units.

ADJUSTMENTS AND CHANGE OF CONTROL

     In the event of any corporate transaction involving the Company, including any stock dividend, stock split, extraordinary cash dividend, recapitalization or merger, the Committee will have the authority to adjust the number and type of shares that may be issued under the Plan, including the limit on the number of shares of restricted stock and stock issued under restricted stock units, and any awards that are outstanding.

     Upon a change of control of the Company, as defined by the Committee and included in the agreement that will evidence the award, all awards become vested immediately and all restrictions will lapse.

LIMITS ON INDIVIDUAL AWARDS AND TRANSFERABILITY

     The maximum number of shares covered by all awards made to any one employee is 2,000,000 shares. Unless otherwise provided by the Committee, no award may be transferred by any participant other than by will, by designation of a beneficiary or by the laws of descent and distribution.

AMENDMENT AND TERMINATION

     The Board or the Committee may amend the Plan at any time. However, the approval of the shareholders is required for amendments that increase the maximum number of shares that may be issued under the Plan; increase the maximum aggregate number of shares of restricted stock and stock issued under restricted stock units that may be issued under the Plan; increase the maximum number of shares covered by awards to any one employee; decrease the minimum option or SAR exercise price; or increase the maximum term of an option or SAR to more than ten years. The Board or the Committee may also terminate the Plan at any time. No amendment or termination of the Plan will adversely affect any award outstanding without the approval of the affected participant.

WITHHOLDING

     Not later than the date on which an amount with respect to an award first becomes includable in the income of a participant who is an employee, the participant is required to pay to the Company or make arrangements satisfactory to the Company regarding the payment of any taxes required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with shares of Common Stock, including shares of Common Stock that are part of an award that gives rise to the withholding requirement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS AND SARS

     The grant of an option or SAR under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted an option that is not an ISO will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The value of the Common Stock or the amount of cash delivered on exercise of an SAR will also generally be ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the Common Stock on the date of exercise.

     In general, if an ISO is awarded to an employee, the participant holds the shares of Common Stock acquired on the exercise of the ISO for at least two years from the date of grant and one year from the date of exercise, and the participant remained an employee until at least three months before exercise, the participant will recognize no income or gain as a result of the exercise, except that the alternative minimum tax may apply. Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If the holding period requirements described above are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as capital gain.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF RESTRICTED STOCK

     A participant will not recognize income upon the award of restricted stock that is subject to a substantial risk of forfeiture unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. An otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss. Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

     A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, determined without regard to any of the restrictions. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. An otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss. If a participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

TERMINATION OF 1991 STOCK INCENTIVE PLAN

     Upon approval of the Plan, the 1991 Stock Incentive Plan will be terminated and no further awards under that plan will be made. Termination will not affect any prior awards under the 1991 Stock Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     No awards have been made under the 2002 Stock Incentive Plan, and the awards that may be made are not currently determinable. The table below sets forth certain information about outstanding options awarded under the Company's 1991 Stock Incentive Plan as of March 1, 2002. Comparable information as of December 31, 2001 may be found in note 11, "Shareholders' equity and dividend restrictions" of the notes to the Company's financial statements for the three years ended December 31, 2001 in the accompanying 2001 Annual Report to Shareholders. No warrants or rights have been issued under the 1991 Stock Incentive Plan, and it was approved by shareholders. The Company has no compensation plan under which its equity securities may be issued that has not been approved by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

                                                                                             NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE
                                         NO. OF SECURITIES TO BE      WEIGHTED AVERAGE           UNDER EQUITY
                                         ISSUED UPON EXERCISE OF     EXERCISE PRICE OF        COMPENSATION PLANS
                                          OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                           WARRANTS AND RIGHTS      WARRANTS AND RIGHTS     REFLECTED IN COLUMN(A))
            PLAN CATEGORY                      (A)                       (B)                      (C)
Equity compensation plans approved by
  security holders                              3,937,066                  $48.40                   356,496*
Equity compensation plans not
  approved by security holders                 -0-                       -0-                      -0-
       Total                                    3,937,066                  $48.40                   356,496*

---------------

* As described above, effective upon approval by shareholders of the 2002 Stock Incentive Plan, no further awards will be made under the 1991 Stock Incentive Plan. Pending approval by shareholders of the 2002 Stock Incentive Plan, awards covering no more than 10,000 shares may be made after March 1, 2002 under the 1991 Stock Incentive Plan.

     At March 1, 2002, the weighted average term of the options outstanding under the 1991 Stock Incentive Plan was 7.4 years. In addition to shares issuable on exercise of these options, as of March 1, 2002, awards covering 142,328 shares of restricted stock were outstanding under the 1991 Stock Incentive Plan and 16,000 shares of restricted stock were outstanding under a plan for non-employee directors that was terminated in 1997.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on the Plan is required for approval of the Plan. Shares represented by proxies that reflect abstentions and shares referred to as "broker non-votes" will not be treated as "votes cast." If the shares under the Plan are to be listed on the New York Stock Exchange, the rules of the Exchange require that, in addition, the total votes cast on the Plan equal at least 50% of the number of shares entitled to vote at the Annual Meeting. The Company does not plan to list the shares on the Exchange because it has shares in treasury, which have already been listed, sufficient to cover the maximum shares that may be issued under the Plan.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 STOCK INCENTIVE PLAN. THE SHARES WILL BE VOTED FOR THE PLAN, UNLESS INDICATED OTHERWISE ON THE PROXY.

ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Company for the fiscal year ending December 31, 2002. The shareholders are being asked to ratify this appointment at the Annual Meeting. A representative of PwC is expected to attend the meeting and will be given an opportunity to make a statement and respond to appropriate questions.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as independent accountants. Abstentions and "broker non-votes" will not be counted as "votes cast."

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT ACCOUNTANTS. THE SHARES WILL BE VOTED FOR RATIFICATION, UNLESS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

SHAREHOLDER PROPOSALS

     Any shareholder who wants to include a proposal in the proxy material for the Company's 2003 Annual Meeting must submit the proposal to the Company on or before November 18, 2002. The rules of the Securities and Exchange Commission also establish other requirements for shareholder proposals of this type.

     Under the Company's Bylaws, a shareholder who wants to bring business before the Annual Meeting of Shareholders, other than a proposal included in the Company's proxy material, or who wants to nominate directors at the Annual Meeting must satisfy the following requirements: (1) be a shareholder of record entitled to vote at the Annual Meeting and also be a shareholder of record at the time the following notice is given; and (2) give notice to the Company's Secretary in writing that is received at the Company's principal offices not less than 45 days nor more than 70 days before the first anniversary of the date set forth in the Company's proxy statement for the prior Annual Meeting as the date on which the Company first mailed such proxy materials to shareholders. For the 2003 Annual Meeting, the relevant dates are no later than February 1, 2003 and no earlier than January 7, 2003.

     In the case of business other than nominations for directors, the notice must, among other requirements, briefly describe such business, the reasons for conducting the business and any material interest of the shareholder in such business. In the case of director nominations, the notice must, among other requirements, give various information about the nominees, including information that would be required to be included in a proxy statement of the Company had each such nominee been proposed for election by the Board of Directors of the Company.

MANNER AND COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may solicit proxies by telephone, facsimile or personal interview. The Company also has engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $8,000, plus expenses, including charges by brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the Company's Common Stock.

OTHER BUSINESS

     At the date of mailing of this Proxy Statement, the Board of Directors knew of no other business to be presented at the Annual Meeting. Under the Company's Bylaws as described under "Other Matters -- Shareholder Proposals," because no notice of any other business was given to the Company, no business may be brought before the Annual Meeting by a shareholder.

                                                                       EXHIBIT A

                          MGIC INVESTMENT CORPORATION
                           2002 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

     1.1. Purpose. The MGIC Investment Corporation 2002 Stock Incentive Plan (the "Plan") has been established by MGIC Investment Corporation (the "Company") to secure for the Company and its Subsidiaries the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $1.00 par value (the "Stock"), by certain executive officers and other key employees of the Company and its Subsidiaries and by Non-Employee Directors of the Company, all of whom are important to the success and the growth of the business of the Company, and to help the Company secure and retain the services of such persons.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3. Definitions. Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 8.1 of the Plan).

SECTION 2

OPTIONS AND SARS

     2.1. Definitions.

     (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. An "NQO" is an Option that is not intended to be such an "incentive stock option."

     (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 4.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

     2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms, conditions, restrictions and contingencies, including those governing the period(s) during which such Awards may be exercised, as the Committee shall determine, except that the term of an Option and an SAR may not exceed ten years.

     2.4. Payment of Exercise Price. The payment of the Exercise Price of an Option shall be subject to the following:

     (a) Except as provided in the remainder of this subsection 2.4, the entire Exercise Price for shares of Stock purchased upon the exercise of an Option shall be paid at the time of such exercise.

     (b) The Exercise Price shall be payable in cash or by tendering, through either actual delivery of shares or through attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day prior to the day of exercise (or if the Committee determines, as of the day of exercise), or in any combination of such shares and cash, as determined by the Committee.

     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of an exercise arrangement described in the preceding sentence, payment of the Exercise Price may be made as soon as practicable after the exercise.

SECTION 3

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

     3.1. Definitions. A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2. Restrictions on Awards. Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including the satisfaction of conditions that must be satisfied prior to the grant of the Award, such as a condition that to receive the Award, the Participant must purchase, and retain for a specified period, shares of Stock. Stock that must be purchased as a condition to the receipt of a Restricted Stock Award or a Restricted Stock Unit Award is referred to as "Purchased Stock." Purchased Stock shall be deemed to be issued or sold by the Company under the Plan.

SECTION 4

OPERATION AND ADMINISTRATION

     4.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 2002 annual meeting of shareholders, the Plan shall be effective as of the date of such meeting (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards are outstanding. However, except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary, no Awards may be granted after the ten-year anniversary of the Effective Date.

     4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

     (a) The shares of Stock may be authorized but unissued shares or treasury shares. As used herein, the term "issued" and similar terms include treasury shares delivered under an Award.

     (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 10,000,000 shares of Stock; (ii) all shares of Stock subject to Awards granted under the Company's 1991 Stock Incentive Plan to the extent that, after March 1, 2002, such shares are forfeited, or the Award terminates, expires or is canceled and the shares covered by the terminated, cancelled or expired Award cannot be delivered; and
(iii) all Purchased Stock which is purchased for cash, or in exchange for shares of Stock if, in either case, the purchase price per share of such Purchased Stock is at least equal to 100% of the Fair Market Value of the Stock on the date of the Award related to such Purchased Stock.

     (c) Subject to subsections 4.2(d) and (e), the following additional limits are imposed under the Plan.

    (i) The maximum number of shares that may be covered by Awards granted to any one employee shall be 2,000,000 shares. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limit of this clause (i). If an Award is terminated, cancelled or expires, or the shares under an Award are forfeited, the number of shares subject to the Award shall be counted for purposes of applying such limit.

    (ii) The maximum number of shares that may be issued under Options intended to be ISOs shall be 10,000,000 shares. The maximum number of shares that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Restricted Stock and Restricted Stock Unit Awards) shall be 1,000,000 shares.

     (d) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii). If the Exercise Price of any Option is satisfied by tendering shares of Stock to the Company (by either actual tender or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii).

     (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the shares of Stock that may be issued under the Plan and may also adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any stock exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. Tax Withholding. Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

     4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award settlement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.12. Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.13. Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

     4.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5

CHANGE IN CONTROL

     Subject to the provisions of subsection 4.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

     (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

     (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

     (c) All Restricted Stock and Restricted Stock Units shall become fully vested.

SECTION 6

COMMITTEE

     6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Additionally, the Committee shall be constituted so as to satisfy at all times the outside director requirement of Code Section 162(m) and the regulations thereunder. Unless otherwise determined by the Board, the Committee shall be the Management Development Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section
7) to cancel or suspend Awards.

     (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 4.2(e), is final and binding on all persons. Except to the extent precluded by applicable law governing discrimination in employment, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.

     6.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

     The Board or the Committee may, at any time, amend or terminate the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee's power to amend or terminate the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee. Notwithstanding the foregoing sentence, (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award prior to the date such amendment is adopted; (ii) no amendment may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(c) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2, or increase the maximum term of an Option or SAR from the maximum term set forth in subsection 2.3 unless any such amendment is approved by the Company's shareholders. Adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS AND GOVERNING LAW

     8.1. Defined Terms. In addition to the other definitions contained herein, the following definitions shall apply:

     (a) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Change in Control. The term "Change in Control" shall mean a change in control of the Company, as defined in the Award Agreement.

     (d) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (e) Eligible Individual. The term "Eligible Individual" shall mean any executive officer or other key employee of the Company or a Subsidiary and any Non-Employee Director. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date the employee first performs such services.

     (f) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

     (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the last reported sale price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

     (ii) If the last sale price is not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

     (iii) If the day is not a business day, and as a result, paragraphs (i) and
(ii) next above are inapplicable, the "Fair Market Value" of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the "Fair Market Value" of the Stock shall be determined in good faith by the Committee.

     (g) Non-Employee Directors. The term "Non-Employee Director" means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company.

     (h) Subsidiary. The term "Subsidiary" and its plural means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

     The following terms are defined where indicated below:

Award Agreement         -- Subsection 4.10
Committee               -- Subsection 6.1
Exercise Price          -- Subsection 2.2
ISO                     -- Subsection 2.1(a)
NQO                     -- Subsection 2.1(a)
Option                  -- Subsection 2.1(a)
Participant             -- Subsection 1.2
Purchased Stock         -- Subsection 3.2
Stock                   -- Subsection 1.1
Restricted Stock        -- Subsection 3.1
Restricted Stock Unit   -- Subsection 3.1
SAR                     -- Subsection 2.1(b)

     8.2. Governing Law. This Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may be brought and determined only in a state court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

                          MGIC INVESTMENT CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 2, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MGIC INVESTMENT CORPORATION

The undersigned hereby appoints CURT S. CULVER and SHELDON B. LUBAR, and either one of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of MGIC Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, May 2, 2002, 9:00 a.m. Central Time, and at any adjournment.


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2
AND 3.

The undersigned acknowledges receipt of the Annual Report of the Corporation and the Notice of the Annual Meeting and accompanying Proxy Statement of the Corporation.



[DOWN ARROW] DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED [DOWN ARROW]

                MGIC INVESTMENT CORPORATION 2002 ANNUAL MEETING
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
                        IN ITEM 1 AND FOR ITEMS 2 AND 3.


1. ELECTION OF DIRECTORS:    1 - MARY K. BUSH             2 - DAVID S. ENGELMAN
                             3 - KENNETH M. JASTROW, II   4 - DANIEL P. KEARNEY

                             [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY
                                 listed to the left           to vote for all
                                 (except as specified         nominees listed to
                                 below).                      the left.


(Instructions: To withhold authority to
vote for any indicated nominee, write                     ---------------------
the number(s) of the nominee(s) in the    [RIGHT ARROW]
box provided to the right.)                               ---------------------


2. Approve the 2002 Stock Incentive Plan.

                             [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

3. Ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Corporation.

                             [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

4. In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment.


Check appropriate box                                    Date
Indicate changes below:                                      ------------------
Address Change?         [ ]        Name Change?       [ ]

NO. OF SHARES

--------------------------------------------


--------------------------------------------

SIGNATURE(S) IN BOX

NOTE: Please sign exactly as your name
appears above. Joint owners should each
sign personally. A corporation should
sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee or guardian, give full title.